Exhibit 4.2

STEWART ENTERPRISES, INC.

and

CITIBANK, N.A.,

as Trustee

___________________

Second Supplemental Indenture

Dated as of June 29, 2001

___________________

Supplementing and Amending the Indenture and the

First Supplemental Indenture

dated respectively as of

December 1, 1996 and

April 24, 1998

Stewart Enterprises, Inc.

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of December 1, 1996

________________

Section of
Trust Indenture		Section(s) of
Act of 1939		Indenture

§ 310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608, 610
§ 311	(a)	613
	(b)	613
	(c)	Not Applicable
§ 312	(a)	701, 702(a)
	(b)	702(b)
	(c)	702(c)
§ 313	(a)	703(a)
	(b)	703(b)
	(c)	703(c)
	(d)	703(d)
§ 314	(a)	704, 1007
	(b)	1402
	(c)(1)	103
	(c)(2)	103
	(c)(3)	Not Applicable
	(d)	1403, 1404
	(e)	103
§ 315	(a)	601(a), 601(d), 603(d), 603(e), 603(g), 603(h), 603(i)
	(b)	602
	(c)	601(b)
	(d)	601(c)
	(d)(1)	601(c)(1)
	(d)(2)	601(c)(2)
	(d)(3)	601(c)(3)
	(e)	513
i
§ 316	(a)(1)(A)	502, 511
	(a)(1)(B)	512
	(a)(2)	Not Applicable
	(a)(last sentence)	101
	(b)	508
	(c)	105
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	108
_____________
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

ii

iii

            THIS SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of June 29, 2001, is by and between STEWART ENTERPRISES, INC., a corporation duly organized and existing under the laws of the State of Louisiana (hereinafter called the "Company"), having its principal office at 110 Veterans Boulevard, Metairie, Louisiana 70005, and CITIBANK, N.A., a national banking association, as Trustee (hereinafter called the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Original Indenture (as defined herein) or the First Supplemental Indenture (as defined herein), as applicable.

RECITALS

            WHEREAS, the Company heretofore has made, executed and delivered to the Trustee an Indenture dated as of December 1, 1996 (the "Original Indenture", as amended by that certain First Supplemental Indenture dated as of April 24, 1998, the "First Supplemental Indenture", collectively, the "Indenture") to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), to be issued in one or more series as provided in the Original Indenture; and

            WHEREAS, pursuant to Section 1005 of the Original Indenture, if the Company issues, creates, incurs, assumes or suffers to exist any Lien securing Debt on any property or assets of the Company or any of its subsidiaries (whether such property or asset is now existing or owned or hereafter created or acquired), the Company shall make effective provision for the Securities or any series then or thereafter outstanding to be secured by a Lien equally and ratably with (or, at the Company's option, prior to) any and all obligations thereby secured for so long as any such obligations shall be so secured; and

            WHEREAS, as of the date hereof (i) the Company has entered into that certain Credit Agreement of even date herewith (as defined in Article Two of this Second Supplemental Indenture) providing for a revolving credit facility and one or more term loans for the purpose of restructuring substantially all of the Company's outstanding senior indebtedness; and (ii) purchased substantially all of its 6.70% Notes Due 2003 and a majority of its 6.40% Remarketable Or Redeemable Securities (ROARSSM) Due May 1, 2013 (Remarketing Date May 1, 2003) (hereinafter referred to respectively as the "6.70% Notes" and the "ROARS", and collectively as the "Notes"), which Notes were originally issued under the Indenture and were purchased on the date hereof pursuant to the terms and conditions of a Purchase Offer Statement of the Company May 15, 2001 and the related documents referred to therein (collectively, the "Tender Offer Documents"); and

            WHEREAS, in connection with the Credit Agreement (and as further required to the Indenture), the Company and certain of the Company's domestic subsidiaries (the "Subsidiaries") will enter into certain Collateral Documents (as defined in Article Two of this Second Supplemental Indenture) granting to the Collateral Agent (as defined in Article Two of this Second Supplemental Indenture) for the equal and ratable benefit of the Lenders (as defined in Article Two of this Second Supplemental Indenture) and the Holders of the Securities, a security interest in certain of their respective properties and assets pursuant to the terms of the

Collateral Documents, to secure the payment and performance of the Company of its indebtedness and obligations under the Credit Agreement and the Indenture; and

            WHEREAS, Section 901 of the Original Indenture provides that under certain conditions the Company and the Trustee, may, without the consent of any Holders of the Securities, from time to time and at any time: (i) enter into an indenture or indentures supplemental thereto, for the purpose, among other things, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or otherwise secure any series of the Securities or to surrender any right or power conferred upon the Company; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of the Securities and any coupons appertaining thereto; (iii) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision; and (iv) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such other provisions as may be made shall not adversely affect the interests of the Holders of the Securities of any series or any related coupons; and

            WHEREAS, the Company has requested the Trustee to enter into this Second Supplemental Indenture for the purpose of providing Collateral (as defined in Article Two of this Second Supplemental Indenture) in accordance with Section 1005 of the Original Indenture, to provide additional indemnity to the Trustee, and to modify other provisions of the Original Indenture and the First Supplemental Indenture that relate to such Collateral or were contemplated and authorized by the Tender Offer Documents, or that will or may be impacted by any of the foregoing; and

            WHEREAS, all things necessary to authorize the execution and delivery of this Second Supplemental Indenture, to effect the modifications of the Indenture provided for in this Second Supplemental Indenture, and to make the Indenture, as supplemented and amended by this Second Supplemental Indenture, a valid agreement of the Company, in accordance with its terms, have been done; and

            WHEREAS, the entry into this Second Supplement Indenture by the parties hereto is in all respects authorized by the Indenture.

            NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

            That, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE
CONSTRUCTION

            Section 101. Construction. All references herein to Articles and Sections are references to Articles and Sections of this Second Supplemental Indenture and all references to Articles and Sections of the Original Indenture or First Supplemental Indenture specify such Original Indenture or First Supplemental Indenture, as applicable.

ARTICLE TWO
MODIFICATION OF THE ORIGINAL INDENTURE

            Section 201. Amendment of Section 101 of the Original Indenture. Section 101 of the Original Indenture is hereby amended by adding the following new definitions, which shall be inserted in the definitions in appropriate alphabetical order:

                        "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent under the Credit Agreement and the Collateral Documents, together with any successor or assign.

                        "Collateral" has the meaning specified in each of the Collateral Documents.

                        "Collateral Agent" means Bank of America, N.A., in its capacity as collateral agent under the Credit Agreement and the Collateral Documents, together with any successor or assign.

                        "Collateral Documents" mean (i) that certain Security Agreement dated as of June 29, 2001 by and among the Company, certain of the Company's Subsidiaries and the Collateral Agent; (ii) that certain Securities Pledge Agreement dated as of June 29, 2001 by and among the certain Subsidiaries of the Company and the Collateral Agent; (iii) that certain Securities Pledge Agreement dated as of June 29, 2001 by and between the Company and the Collateral Agent; (iv) that certain Intellectual Property Security Agreement dated as of June 29, 2001 by and among the Company, certain of the Company's Subsidiaries, and the Collateral Agent; and (v) that certain Assignment of Patents, Trademarks and Copyrights dated as of June 29, 2001 by and among the Company, certain of the Company's Subsidiaries, and the Collateral Agent, as each such agreement may from time to time be amended, restated, rearranged or otherwise modified from time to time.

                        "Credit Agreement" means that certain Credit Agreement by and among the Company, Empresas Stewart-Cementerios, Empresas Stewart-Funeraris, Bank of America, N.A., as Collateral Agent, Administrative Agent and Lender and the other Lenders, dated as of June 29, 2001, as amended, restated, rearranged or otherwise modified from time to time.

                        "Lenders" means those lenders party to the Credit Agreement from time to time.

            Section 202. Amendment of Section 601 of the Original Indenture. Section 601(d) of the Original Indenture is hereby amended to read in its entirety as follows:

            (d)    No provision of this Indenture or any Collateral Document shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

            Section 203. Amendment of Section 603 of the Original Indenture. (i) Section 603(d) of the Original Indenture is hereby amended to read in its entirety as follows:

            (d)    the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under any Collateral Document in good faith and in reliance thereon; and

            (ii)    Section 603 (e) of the Original Indenture is hereby amended to read in its entirety as follows:

            (e)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Collateral Document at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and

            (iii)    Section 603(g) of the Original Indenture is hereby amended to read in its entirety as follows:

            (g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under any Collateral Document either directly or by or through agents or attorneys and, except for any Affiliates of the Trustee, the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

            (iv)    Section 603 of the Original Indenture is hereby amended by adding new paragraphs (h) and (i) at the end thereof to read in their entireties as follows:

            (h)    Notwithstanding anything to the contrary set forth herein or in any Collateral Document, under no circumstances shall the Trustee be required to maintain an action to foreclose upon any Collateral; and

            (i)    No implied covenants or obligations shall be read into this Indenture or any other Collateral Document against the Trustee.

            Section 204. Amendment of Section 607 of Original Indenture. Section 607(3) of the Original Indenture is hereby amended to read in its entirety as follows:

            (3)    to indemnify the Trustee and each of its directors, officers, employees, agents and/or representatives for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on each of their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or any Collateral Document, including the cost and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

            Section 205. Addition of New Article Fourteen to the Original Indenture. Article Fourteen is hereby added to the Original Indenture to read in its entirety as follows:

ARTICLE FOURTEEN
COLLATERAL DOCUMENTS

            Section 1401. Collateral and Collateral Documents. (a) In order to secure the due and punctual payment of principal and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, or at Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, the Company, the Subsidiaries and the Collateral Agent have immediately following the execution of the Second Supplemental Indenture entered into the Collateral Documents, pursuant to which the Company and the Subsidiaries have granted a first priority Lien (subject to certain exceptions expressly permitted by the applicable Collateral Documents) on and security interest in the Collateral to the Collateral Agent for the pari passu benefit of (i) the Trustee and the Holders and (ii) the Administrative Agent, the Collateral Agent and the Lenders. The Company hereby confirms that the Collateral Agent holds the Collateral as a secured party, in trust for the benefit of the Trustee, in its capacity as trustee under this Indenture, and the Administrative Agent, in its capacity as agent under the Credit Agreement, and for the equal and ratable benefit of the Holders of the Securities and the Lenders pursuant to the terms of the Collateral Documents.

                    (b)    As set forth in and governed by the Collateral Documents, as among the Holders of Securities, the Collateral, as security for the Securities, as now or hereafter constituted shall be for the equal and ratable benefit of the Holders of Securities without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise.

            Section 1402. Recording, Priority, Opinions, Etc. (a) The Company shall at its sole cost and expense perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement or others statement) for filing under the provisions under the Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Collateral Documents, from time to time, in order to grant and maintain a valid and perfected first priority Lien on the Collateral in favor of the Collateral Agent for the pari passu benefit of (i) the Trustee and the Holders of Securities and (ii) the Administrative Agent, the Collateral Agent and the Lenders, subject only to Liens permitted under the Collateral Documents to be senior to the Liens of the Collateral Agent, and to fully preserve and protect the rights of the Trustee and the Holders of Securities under this Indenture.

                    (b)    The Company shall from time to time pay and satisfy all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance.

                    (c)    The Company shall, with respect to clause (i) below, on or prior to June 29, 2001, and, with respect to clause (ii) below, at such times as contemplated therein, furnish to the Trustee:

            (i)    Opinion(s) of Counsel to the effect that, in the opinion of such counsel, this Indenture and the grants of security interests in the Collateral intended to be made by the Collateral Documents and all other instruments of further assurance, including, without limitation, financing statements, will be properly registered, recorded and filed to the extent necessary to perfect the Lien on the Collateral created by the Collateral Documents and reciting the details of such action:

            (ii)    on each anniversary of June 29, 2001, beginning in the year 2002, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Collateral Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding twelve months fully to preserve and protect the rights of the Administrative Agent, Collateral Agent, the Holders of the Securities and the Trustee hereunder and under each of the Collateral Documents with respect to the Liens, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

            Section 1403. Release of Collateral. The release of any Collateral from the Lien of the Collateral Documents shall be in accordance with the provisions of the Collateral Documents and the Trust Indenture Act, Section 314(d). Subject to the immediately preceding sentence, it is expressly acknowledged and agreed that the Collateral Agent shall have the right under the Collateral Documents to release any and all Collateral required or permitted to be released pursuant to the terms of the Credit Agreement and/or the Collateral Documents without the consent, approval or direction of, or notice to, the Trustee.

            Section 1404. Trust Indenture Act Requirements. The release of any Collateral from any of the Collateral Documents or the release of, in whole or in part, the Liens created by any of the Collateral Documents, will not be deemed to impair the Lien of the Collateral Documents in contravention of the provisions hereof if and to the extent the Liens are released pursuant to the terms of the Credit Agreement and/or the Collateral Documents. The Company shall cause Trust Indenture Act Section 314(d) relating to the release of property or securities from the Liens of the Collateral Documents to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an officer of the Company, except in cases where the Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent person.

            Section 1405. Determinations Relating to Collateral. In the event the Trustee shall receive actual notice of any non-performance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in any Collateral Document, then, in each event, the Trustee shall be entitled, at the expense of the Company to hire experts, consultants, agents and attorneys to advise the Trustee on the manner, if any, in which the Trustee should respond to such non-performance or breach. The Trustee shall be fully protected in taking, or refraining from taking, any action recommended or approved by any such expert, consultant, agent or attorney or by the Holders of a majority in principal amount of Outstanding Securities pursuant to Section 511 hereof.

ARTICLE THREE
MODIFICATION OF THE FIRST SUPPLEMENTAL INDENTURE

            Section 301. Amendment to Section 3.1 of the First Supplemental Indenture. (i) Section 3.1 of the First Supplemental Indenture is hereby amended by deleting the first sentence of the second paragraph thereof and replacing it with the following sentence:

            The title of the Securities of the series is the "Secured 6.40% Remarketable Or Redeemable Securities (ROARSSM) Due May 1, 2013 (Remarketing Date May 1, 2003)" (the "ROARS").

            (ii)    Section 3.1 of the First Supplemental Indenture is hereby further amended by deleting the final paragraph of such Section and inserting in lieu thereof the following paragraphs:

            The ROARS shall be in substantially the form of Security attached hereto as Exhibit A, with such additions and changes not contrary to the Indenture as any officer delivering the Security from time to time shall, in his discretion, approve (including without limitation additions and changes necessary or appropriate to reflect amendments to the terms of the ROARS), such approval to be conclusively evidenced by his delivery thereof.

            In order to secure the due and punctual payment of all obligations payable by the Company under the Indenture and the Credit Agreement, the Company and its Subsidiaries have granted a first priority Lien (subject to certain exceptions permitted by the Collateral Documents) on and security interest in the Collateral owned by it to the Collateral Agent for the pari passu benefit of (a) the Trustee and the Holders of the Securities and (b) the Administrative Agent, the Collateral Agent and the Lenders, pursuant to the Indenture and the Collateral Documents.

            Section 302. Amendment to Section 3.7 of the First Supplemental Indenture.

            Effective immediately prior to the time on the date hereof that the Company accepted for purchase Notes pursuant to the Tender Offer Documents, Section 3.7 of the First Supplemental Indenture is hereby amended by deleting it in its entirety.

ARTICLE FOUR
MODIFICATION OF THE TERMS OF THE 6.70% NOTES

            Section 401. Amendment to Form of Security. (i) The form of Security representing the 6.70% Notes is hereby amended by adding, immediately prior to the last paragraph on the reverse side thereof, the following paragraphs:

            In order to secure the due and punctual payment of all obligations payable by the Company under the Indenture and the Credit Agreement, the Company and its Subsidiaries have granted a first priority Lien (subject to certain exceptions permitted by the Collateral Documents) on and security interest in the Collateral owned by it to the Collateral Agent for the pari passu benefit of (a) the Trustee and the Holders of the Securities and (b) the Administrative Agent and the Lenders, pursuant to the Indenture and the Collateral Documents.

            (ii)    The form of Security representing the 6.70% Notes is hereby further amended by modifying all references therein to "6.70% Note Due 2003" to read "Secured 6.70% Note Due 2003."

ARTICLE FIVE
REPRESENTATIONS AND WARRANTIES

            Section 501. Authority of the Company. The Company represents and warrants that it is duly authorized by a Resolution of the Board of Directors of the Company to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

            Section 502. Recitals and Statements. The Company warrants that the recitals of fact and statements contained in this Second Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

            Section 503. Authority of the Trustee. The Trustee hereby represents that it is duly authorized to execute and deliver this Second Supplemental Indenture.

            Section 504. Responsibility of Trustee for Recitals, etc. The recitals and statements contained in this Second Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

ARTICLE SIX
MISCELLANEOUS

            Section 601. Execution of Second Supplemental Indenture; Ratification of Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Second Supplemental Indenture forms a part thereof.

            Except as otherwise expressly provided for in this Second Supplemental Indenture, all of the terms and conditions of the Original Indenture and First Supplemental Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.

            Section 602. Effectiveness. Except as otherwise provided in Section 302 of this Second Supplemental Indenture, this Second Supplemental Indenture shall be deemed to take effect immediately prior to the effectiveness of the Credit Agreement and the Collateral Documents.

            Section 603. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

            Section 604. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY

STEWART ENTERPRISES, INC.

By: _____________________________
Name: Kenneth C. Budde
Title: Executive Vice President, Chief Financial Officer, President of Corporate Division and Assistant Secretary

TRUSTEE

CITIBANK, N.A., as Trustee

By: _____________________________
Name: Louis Piscitelli
Title: Vice President